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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                    Exhibit 11.1

                              MICRODYNE CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                      FOR THE YEAR ENDED SEPTEMBER 28, 1997

                                             PRIMARY              FULLY DILUTED
                                             -------              -------------
Shares Outstanding at
   Beginning of Period                         12,832,203             12,932,203

Shares Issued During
   the Period                                      21,078                 21,078

Dilutive Effect of
   Stock Options                                  227,612                 92,681

                                               ----------             ----------

Weighted Average Shares
   Outstanding                                 13,038,356             12,903,425



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